EXHIBIT 24.1

                    RESIDENTIAL ASSET SECURITIES CORPORATION

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Diane S. Wold, Lisa R. Lundsten and Julie A. Steinhagen as his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as director and/or officer of Residential Asset Securities Corporation), to sign any or all amendments (including post-effective amendments) to the Registration Statement on Form S-3 to be filed by the Registrant on December 18, 2000, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURE                            TITLE                DATE

/s/William B. Acheson         President and Chief          December 18, 2000
William B.Acheson             Executive Officer
                              (Principal Executive Officer)

/s/Davee L. Olson             Director and Chief          December 18, 2000
Davee L. Olson                Financial Officer
                              (Principal Financial
                              Officer)

/s/Douglas Hultberg           Treasurer                   December 18, 2000
Douglas Hultberg              (Principal
                              Accounting Officer)

/s/Bruce J. Paradis           Director                    December 18, 2000
Bruce J. Paradis


/s/David C. Walker            Director                    December 18, 2000
David C. Walker

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